                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                       VOLT INFORMATION SCIENCES, INC.
- - --------------------------------------------------------------------------------
                  (Name of Registrant as Specified in Charter)

                       VOLT INFORMATION SCIENCES, INC.
- - --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(j)(2).
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

     (4)  Proposed maximum aggregate value of transaction:

     Set forth the amount on which the filing fee is calculated and state how it was determined.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                        VOLT INFORMATION SCIENCES, INC.

                          1221 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10020

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 JUNE 10, 1994

To the Shareholders of
VOLT INFORMATION SCIENCES, INC.

     The Annual Meeting of Shareholders of Volt Information Sciences, Inc. (the "Company") will be held at Volt Corporate Park, 1st Floor Atrium, 2401 N. Glassell Street, Orange, California, on Friday, June 10, 1994, at 10:00 A.M. California time to consider the following:

     1. The election of three Class I directors to serve until the 1996 Annual Meeting of Shareholders and until their respective successors are elected and qualified;

     2. A proposal to ratify the action of the Board of Directors in appointing Ernst & Young as the Company's independent auditors for the fiscal year ending October 28, 1994; and

     3. Such other business as may properly come before the meeting or any adjournments or postponements thereof.

     Only shareholders of record at the close of business on May 12, 1994 will be entitled to notice of and to vote at the meeting.

     You are cordially invited to attend the meeting. Whether or not you plan to be present, kindly fill out and sign the enclosed Proxy exactly as your name appears on the Proxy, and mail it promptly in order that your vote can be recorded. A return envelope is enclosed for your convenience and requires no postage if mailed within the United States. The giving of this Proxy will not affect your right to vote in person in the event that you find it convenient to attend the meeting.

                                              By Order of the Board of Directors

                                                           Jerome Shaw,
                                                            Secretary

Dated: New York, New York
       May 19, 1994

                        VOLT INFORMATION SCIENCES, INC.
                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                  (APPROXIMATE DATE OF MAILING: MAY 19, 1994)

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Volt Information Sciences, Inc., a New York corporation (the "Company"), of Proxies in the accompanying form ("Proxy" or "Proxies") for use at the Annual Meeting of Shareholders of the Company to be held on June 10, 1994 and at any adjournments or postponements thereof (the "Annual Meeting").

     Only holders of record of the Company's Common Stock as of the close of business on May 12, 1994 are entitled to notice of and to vote at the Annual Meeting. As of the close of business on such date, there were issued and outstanding 4,803,026 shares of Common Stock of the Company. Each issued and outstanding share of such Common Stock is entitled to one vote upon each matter to be acted upon at the Annual Meeting. The presence, in person or by proxy, of the holders of 35% of the total issued and outstanding shares of Common Stock entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business.

     All Proxies received will be voted in accordance with the specifications made thereon or, in the absence of specification, (a) for the election of all nominees named herein to serve as directors and (b) in favor of the proposal to ratify the appointment of independent auditors. Abstentions and broker non votes with respect to any matter are not considered votes cast with respect to that matter, but are counted in determining a quorum. Proxies may be revoked at any time prior to their exercise by written notification to the Secretary of the Company at the Company's principal executive offices located at 1221 Avenue of the Americas, New York, New York 10020, by voting at the Annual Meeting or by submitting a later dated proxy.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                     SHAREHOLDERS, MANAGEMENT AND NOMINEES

     The following table sets forth information, as of April 30, 1994 (except as noted below), with respect to the beneficial ownership of the Company's Common Stock, its only class of voting or equity securities, by (a) each person who is known to the Company to own beneficially more than five percent of the Company's outstanding shares of Common Stock, (b) each of the directors of the Company (each of whom is to be nominated for election as a director at, or will continue as a director after, the Annual Meeting), (c) each of the executive officers named in the Summary Compensation Table which appears under the caption "Executive Remuneration" and (d) all directors and officers as a group:

NAME AND ADDRESS OF                         AMOUNT AND NATURE              PERCENT OF
BENEFICIAL OWNER                        OF BENEFICIAL OWNERSHIP(1)          CLASS(2)
William Shaw                                 1,238,747 (3)(4)                 25.6%
1221 Avenue of the Americas
New York, NY 10020

Jerome Shaw                                  1,077,905 (3)(5)                 22.2%
2401 N. Glassell St.
Orange, CA 92665

Westport Asset Management, Inc.                274,725 (6)                     5.7%
253 Riverside Avenue
Westport, CT 06880

TCW Group, Inc.                                244,500 (7)                     5.2%
865 South Figueroa Street
Los Angeles, CA 90017

James J. Groberg                                10,013 (3)                      *

Irwin B. Robins                                  8,689                          *

John R. Torell, III                              1,000                          *

Mark N. Kaplan                                   1,000                          *

Howard B. Weinreich                              8,247 (3)                      *

All Executive Officers and Directors         2,349,782 (3)(8)                 47.9%
as a Group  (10 persons)

Footnotes on following page

(1) Except as noted, the named beneficial owners have sole voting and dispositive power with respect to their respective beneficially owned shares.

(2) Asterisk indicates less than 1%. Shares reflected as owned by a person but which are issuable upon exercise of options are considered outstanding only for the purpose of computing the percentage of outstanding Common Stock which would be owned by the optionee if the options were so exercised, but (except for the computation of beneficial ownership by all executive officers and directors as a group) are not considered outstanding for the purpose of computing the percentage of outstanding Common Stock owned by any other person.

(3) Includes shares issuable upon the exercise of the portion of options granted by the Company that was exercisable on, or became exercisable within 60 days after April 30, 1994 as follows: William Shaw, 45,000; Jerome Shaw, 45,000; James J. Groberg, 9,100; Howard B. Weinreich, 3,700; and all executive officers and directors as a group, 104,700.

(4) Includes 33,187 shares owned of record by Mr. Shaw as sole trustee of a trust for the benefit of his wife. Mr. Shaw disclaims beneficial ownership of these shares.

(5) Includes (i) 939,603 shares owned of record by Mr. Shaw and his wife as trustees of a revocable trust for their benefit, as to which they have shared voting and investment power (pursuant to the terms of the trust, Mr. Shaw may demand that these shares be transferred to him at any time) and
     (ii) 78,750 shares owned of record by Mr. Shaw and his wife as trustees of a trust for the benefit of one of their children, as to which Mr. and Mrs. Shaw may be deemed to have shared voting and investment power (the inclusion of which 78,750 shares is not an admission of beneficial ownership thereof). Excludes 2,250 shares owned of record by Mr. Shaw's wife, as to which Mr. Shaw disclaims beneficial ownership.

(6) Based on information as at December 31, 1993 contained in a Schedule 13G dated February 9, 1994 filed by Westport Asset Management, Inc. ("Westport"), an investment advisor registered under the Investment Advisers Act of 1940. According to the Schedule 13G, Westport has shared voting power and shared dispositive power with respect to 266,325 of these shares. All shares are held in certain discretionary managed accounts of Westport.

(7) Based on information as at December 31, 1993 contained in a Schedule 13G dated February 6, 1994 filed by TCW Group, Inc. ("TCW"), subsidiaries of which include an investment advisor registered under the Investment Advisors Act of 1940 and a bank.

(8) Excludes 2,250 shares owned beneficially by the spouse of a director and executive officer, as to which shares such director and executive officer disclaims beneficial ownership.

                             ELECTION OF DIRECTORS

     The Company's Board of Directors consists of six directors, divided into two classes. The terms of office of Class I and Class II directors expire at the 1994 and 1995 Annual Meeting of Shareholders, respectively. At each annual meeting, directors are chosen to succeed those in the class whose term expires at that annual meeting to serve for a term of two years each and until their respective successors are elected and qualified.

     Unless otherwise directed, persons named in the enclosed Proxy intend to cast all votes pursuant to Proxies received for the election as directors of Irwin B. Robins, Mark N. Kaplan and John R. Torell, III as Class I directors, each to serve until the 1996 Annual Meeting of Shareholders and, in each case, until his successor is elected and qualified (such persons being hereinafter referred to as "nominees"). Each of the directors of the Company was elected by the Company's shareholders. Each nominee has indicated his availability to serve as a director. In the event that any of the nominees should become unavailable or unable to serve for any reason, the holders of the Proxies have discretionary authority to vote for one or more alternate nominees who will be designated by the Board of Directors.

     A plurality of the votes cast at the Annual Meeting in person or by proxy is required for the election of each nominee.

BACKGROUND OF NOMINEES AND CONTINUING DIRECTORS

     NOMINEES (CLASS I)

     IRWIN B. ROBINS, 59, has been a Senior Vice President of the Company for more than the past five years and has been employed in executive capacities by the Company since 1980. He has served as a Director of the Company since 1981.

     JOHN R. TORELL III, 54, has been a Director of the Company since October 1989. He has been Chairman of Torell Management, Inc. (financial advisors) since 1991 and Chairman of Fortune Bancorp (a savings and loan holding company) since 1990. From August 1988 to July 1989 he was Chairman of the Board, President and Chief Executive Officer of Calfed Inc. (a savings and loan holding company) and Chairman of its principal subsidiary, California Federal Bank. He is also a director of American Home Products Corporation and various investment companies for which Paine Webber, Inc. and Mitchell Hutchins, Inc. serve as advisor.

     MARK N. KAPLAN, 63, has been a Director of the Company since April 1991. He has been a partner in the law firm of Skadden, Arps, Slate, Meagher & Flom for more than the past five years. Skadden, Arps, Slate, Meagher & Flom has been retained by the Company during the Company's 1993 fiscal year and is being retained during the Company's current fiscal year. He is also a director of Grey Advertising, Inc., Diagnostic/Retrieval Systems, Inc., Refac Technology Development Corporation, The Harvey Group, Inc. and American Biltrite, Inc.

     DIRECTORS WHOSE TERM OF OFFICE CONTINUES AFTER THE ANNUAL MEETING (CLASS
II)

     WILLIAM SHAW, 69, has been President and Chairman of the Board of the Company for more than the past five years and has been employed in executive capacities by the Company and its predecessors since 1950. He has served as a Director of the Company since its formation in 1957.

     JEROME SHAW, 67, has been Executive Vice President and Secretary of the Company for more than the past five years and has been employed in executive capacities by the Company and its predecessors since 1950. He has served as a Director of the Company since its formation in 1957.

     JAMES J. GROBERG, 65, has been a Senior Vice President of the Company for more than the past five years and also served as Treasurer of the Company from 1987 through January 1994. He has served as a Director of the Company since 1987.

     William Shaw and Jerome Shaw are brothers. There are no other family relationships among the directors or executive officers of the Company.

     The Company has an Audit Committee, consisting of Messrs. Torell and Kaplan, which is authorized to examine and consider matters related to internal and external audits of the Company's accounts, the financial affairs and accounts of the Company, the scope of the independent auditor's engagement, the effect on the Company's financial statements of any proposed changes in generally accepted accounting principles, disagreements, if any, between the Company's independent auditors and management, the quality of the Company's system of internal accounting controls, and matters of concern to the independent auditors resulting from the audit, including the result of the independent auditor's review of internal accounting controls and suggestions for improvements. The Audit Committee did not meet separately from the entire Board during the past fiscal year.

     The Company's Board of Directors has no standing nominating or compensation committees.

     The Board of Directors met twice during the past fiscal year. Each incumbent director who served on the Board during the fiscal year attended both meetings of the Board of Directors which were held during the fiscal year.

                             EXECUTIVE REMUNERATION

SUMMARY COMPENSATION TABLE

     The following table sets forth information concerning the compensation of the Company's Chief Executive Officer and each of the four other highest compensated executive officers of the Company for services rendered in all capacities to the Company and its subsidiaries during the fiscal years ended October 29, 1993, October 30, 1992 and November 1, 1991.

                                                         ANNUAL
                                                      COMPENSATION            ALL
                                                      ------------            OTHER
     NAME AND                                                                 COMPENSA-
  PRINCIPAL POSITION             YEAR             SALARY (1)    BONUS         TION (2)
  ------------------             ----             ----------    -----         ---------
William Shaw,                    1993          $330,000                      $  791
  President and                  1992           330,000                       1,845
  Chief Executive Officer        1991           330,000

Jerome Shaw,                     1993           330,000                         791
  Executive                      1992           330,000                       1,845
  Vice President                 1991           330,000

James J. Groberg,                1993           214,865       $10,000           397
  Senior Vice President and      1992           206,750                       1,683
  Chief Financial Officer        1991           203,536        10,000

Irwin B. Robins,                 1993           196,577                         808
  Senior Vice President          1992           195,000                       1,888
                                 1991           187,260        25,000

Howard B. Weinreich,             1993           139,878                         608
  General Counsel                1992           133,600                       1,243
                                 1991           129,023

(1) Includes compensation deferred under the Company's deferred compensation plan and under Section 401(k) of the Internal Revenue Code of 1986, as amended (the "Code").

(2) Amounts in fiscal 1993 are premiums paid under the Company's group life insurance policy. In accordance with the transitional provisions under revised compensation disclosure rules of the Securities and Exchange Commission, amounts in this column for fiscal 1991 are omitted.

The Company does not anticipate that compensation to any officer in the foreseeable future will exceed the limits on deductibility imposed by Section 162 (m) of the Code.

STANDARD COMPENSATION OF DIRECTORS

     Each director of the Company who is not an officer or employee of the Company receives a director's fee at the annual rate of $25,000 and is also reimbursed for out-of-pocket expenses related to his services.

EMPLOYMENT AGREEMENTS

     The Company is a party to employment agreements dated as of May 1, 1987 with William Shaw and Jerome Shaw. These agreements, as amended, provide for the continued employment of each in his present executive capacity at an annual base salary, which is presently $330,000 (subject to increases and additional compensation, including bonuses, from time to time, at the discretion of the Board of Directors), until the April 30 which is five years next following the giving by either the Company or the executive of notice to terminate such employment. The agreements also provide for service thereafter for the remainder of the executive's life as a consultant to the Company for annual consulting fees equal to 75% for the first ten years of the consulting period, and 50% for the remainder of the consulting period, of his base salary as in effect immediately prior to the commencement of the consulting period. Upon the death of the executive, the Company will pay to his beneficiary a death benefit equal to three times his annual base salary at the date of death (if his death shall have occurred while employed as an executive), 2.25 times his annual base salary at the end of his employment as an executive (if his death shall have occurred during the first ten years of the consulting period) or 1.5 times his annual base salary at the end of his employment as an executive (if his death shall have occurred during the remainder of the consulting period). Each employment agreement permits the executive to accelerate the commencement of the consulting period if a "change in control" (as defined in the agreements) of the Company shall occur or if the Company's office where the executive presently performs his principal services shall be relocated to a different geographical area.

     The Company is also a party to an employment agreement dated as of May 1, 1987, as amended, with Irwin B. Robins, providing for his continued employment as Senior Vice President and head of the Company's Legal Department until April 30, 1996. Pursuant to the agreement, Mr. Robins is entitled to receive an annual base salary, which is presently $200,000 (subject to increases and additional compensation, including bonuses, from time to time, at the discretion of the Board of Directors). The agreement also provides that, if a "change in control" (as defined in the agreement) of the Company shall occur and thereafter Mr. Robins shall elect to terminate his employment within two years after the occurrence of certain events (which generally are adverse changes in his compensation, position, function or location) or his employment shall be terminated by the Company for any reason other than death, incapacity or "cause" (as defined in the agreement), Mr. Robins will be entitled to receive (a) his regular compensation, including benefits, through the date on which his employment terminates, and (b) a lump-sum payment in an amount equal to 2.99 times his "base amount" (as defined in Section 280G(b)(3) of the Internal Revenue Code of 1986). Mr. Robins will not be obligated to mitigate the payment of the lump sum with any compensation received from other employment, and will not be required to seek any such other employment for mitigation purposes.

     Under the three employment agreements described above, William Shaw, Jerome Shaw and Irwin B. Robins are prohibited from engaging in any business competitive with the Company, competing with the Company for its customers or encouraging employees of the Company to leave their employment. These restrictions apply for the duration of the respective agreements, and for one year thereafter if the executive's employment shall have been terminated by the Company "for cause" (as defined in his agreement). William Shaw and Jerome Shaw will not be bound by these restrictions after a "change in control" (as defined) of the Company shall have occurred if, during their respective consulting periods, they shall elect to terminate their respective employment agreements and thereby relinquish any further payments or other benefits thereunder.

  STOCK OPTION EXERCISES AND FISCAL YEAR END VALUES

     The Company's Non-Qualified Stock Option Plan terminated with respect to future grants on June 30, 1990. Options previously granted under the Plan expire ten years after grant. No options were granted to or exercised by any of the executive officers named in the Summary Compensation Table during the year ended October 29, 1993. The following table sets forth information, as of October 29, 1993, with respect to outstanding options held by each of those executive officers:


                         NUMBER OF UNEXERCISED OPTIONS   VALUE OF UNEXERCISED IN-THE-
                                 (EXERCISABLE/            MONEY OPTIONS (EXERCISABLE/
NAME                           NOT EXERCISABLE)              NOT EXERCISABLE) (1)
- - ----                           ----------------              --------------------
William Shaw                     40,000/10,000                 $105,000/$70,000

Jerome Shaw                      40,000/10,000                  105,000/ 70,000

James J. Groberg                  8,700/   800                   17,775/  5,600

Irwin B. Robins                     _    _                          _    _

Howard B. Weinreich               3,400/   600                    6,300/  4,200

(1) Represents the closing sale price for the Company's Common Stock as reported by the National Association of Securities Dealers Automated Quotation System - National Market System ("NASDAQ/NMS") on October 29, 1993, less the exercise price.

  COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

     To date, all decisions regarding the compensation of executive officers have been made by the entire Board of Directors, including William Shaw, Jerome Shaw, Irwin B. Robins and James J. Groberg, executive officers of the Company, and Mark N. Kaplan (a partner in the law firm of Skadden, Arps, Slate, Meagher & Flom, which was retained by the Company during the Company's 1993 fiscal year and is being retained during the Company's current fiscal year) who participated in deliberations of the Company's Board of Directors concerning executive officer compensation during the year ended October 29, 1993. Each executive officer who is also a director does not participate in deliberations as to his own compensation.

  REPORT OF THE BOARD OF DIRECTORS WITH RESPECT TO EXECUTIVE COMPENSATION COMMITTEE

     Policies regarding the compensation of executive officers of the Company are determined by the full Board of Directors. Compensation of executive officers is comprised of salary as a base compensation, bonuses as a means of compensating executives for accomplishments in specific programs or projects or in meeting certain corporate goals and, at times, to foster long-term incentive, stock options, although the Company does not presently have in existence a stock option plan. All determinations as to the compensation of each Executive Officer who is a member of the Company's Board of Directors is made on an individual by individual basis by the Board, after consultation with senior management although, as noted above, an Executive Officer who is also a member of the Board does not participate in the Board's determination of his compensation. In making its decisions, the Board gives effect to the executive's performance and responsibilities, inflationary trends, competitive market conditions and other subjective factors without affording specific weights to these factors. The compensation of the four executive officers who are not members of the Board is determined by senior management using the same criteria.

     As previously noted, William Shaw, President and Chief Executive Officer of the Company, Jerome Shaw, Executive Vice President, and Irwin B. Robins, Senior Vice President, are parties to employment agreements with the Company which established their compensation for the term of the agreement subject to increases at the discretion of the Board of Directors. No increase in the compensation of Messrs. William Shaw or Jerome Shaw has occurred since the Company's 1990 fiscal year.

     Board of Directors:       William Shaw         Jerome Shaw          James J. Groberg
                               Mark N. Kaplan       Irwin B. Robins      John R. Torell, III

  SHAREHOLDER RETURN PERFORMANCE GRAPH

     The following graph compares the cumulative total shareholder return on the Company's Common Stock with the cumulative total shareholder return on (a) equity securities traded on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") and (b) securities traded on a national securities exchange or NASDAQ of companies with market capitalizations that are within 5% of the market capitalization of the Company's Common Stock as at the end of the Company's latest fiscal year-end (this peer group was selected by the Company because the Company operates in five diverse industries). The comparison assumes $100 was invested on October 28, 1988 in the Company's Common Stock and in each of the comparison groups, and assumes reinvestment of dividends (the Company paid no dividends during the periods):


                                     1988      1989      1990      1991      1992      1993
                                     ----      ----      ----      ----      ----      ----
VOLT INFORMATION SCIENCES, INC.    $100.00   $ 84.75   $66.10   $ 61.02    $ 61.02   $128.81
NASDAQ MARKET INDEX                 100.00    119.27    97.97    124.62     120.72    158.43
PEER GROUP 1993                     100.00     97.32    77.60     97.69     100.52    136.94
PEER GROUP 1992                     100.00    102.23    71.75     95.32     109.78    127.53

     In its proxy statement related to its 1993 Annual Meeting of Shareholders, the Company utilized securities of other companies with a market capitalization within 5% of the $43 million market capitalization of the Company's Common Stock at October 30, 1992 ("Peer Group 1992"). Because of an increase in the market value of the Company's Common Stock from $9 per share at October 30, 1992 to $19 per share at October 29, 1993, the Company's peer group in this proxy statement consists of companies within 5% of the $91 million market capitalization of the Company's Common Stock at October 29, 1993 ("Peer Group 1993").

  MISCELLANEOUS

     New York law permits a corporation to purchase insurance covering a corporation's obligation to indemnify directors and officers and also covering directors and officers individually, subject to certain limitations, in instances in which they may not otherwise be indemnified by the corporation. In March 1994, the Company renewed, for a period of one year, insurance policies from National Union Fire Insurance Company of Pittsburgh and Federal Insurance Company covering reimbursement to the Company for any obligation it incurs as a result of indemnification of officers and directors and also covering indemnification for officers and directors individually in certain cases where additional exposure might exist. The annual premium cost of such policies to the Company for the current year is $427,000.

                       APPROVAL OF SELECTION OF AUDITORS

     The Board of Directors of the Company has, subject to shareholder approval, selected Ernst & Young, independent public accountants, to audit the Company's financial statements for the fiscal year ending October 28, 1994. A resolution will be submitted to shareholders at the Annual Meeting for such approval. The affirmative vote of a majority of the votes cast at the Annual Meeting will be required to approve this resolution. The Board of Directors recommends a vote "FOR" this resolution.

     Ernst & Young has indicated to the Company that it intends to have a representative present at the Annual Meeting who will be available to respond to appropriate questions. Such representative will have the opportunity to make a statement if he so desires. If the resolution selecting Ernst & Young as independent public accountants is approved by the shareholders, the Board of Directors nevertheless retains the discretion to select different auditors in the future should it then deem it in the Company's best interest. Any such future selection need not be submitted to a vote of shareholders.

                            SOLICITATION OF PROXIES

     The cost of solicitation of Proxies, including the cost of reimbursing banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding Proxy soliciting material to beneficial owners of Common Stock, will be borne by the Company. Proxies may be solicited without extra compensation by certain officers and regular employees of the Company by mail and, if determined to be necessary, by telephone, telegraph or personal interviews.

                                 MISCELLANEOUS

     Management does not intend to bring before the Annual Meeting any matters other than those specifically described above and knows of no matters other than the foregoing to come before the Annual Meeting. If any other matters or motions properly come before the meeting, it is the intention of the persons named in the accompanying form of Proxy to vote such Proxy in accordance with their judgment on such matters or motions, including any matter dealing with the conduct of the Annual Meeting.

     From time to time shareholders may present for consideration at meetings of shareholders proposals which may be proper subjects for inclusion in the proxy statement and form of proxy distributed in connection with such meetings. In order to be so included, such proposals must be submitted in writing on a timely basis. Shareholder proposals intended to be presented at the 1995 Annual Meeting of Shareholders must be received by the Company by January 19, 1995. Any such proposals, as well as any questions relating thereto, should be directed to the Secretary of the Company, 1221 Avenue of the Americas, New York, New York 10020.

                                              By Order of the Board of Directors

                                                           Jerome Shaw,
                                                            Secretary

New York, New York
May 19, 1994

                                     PROXY

                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                     FOR ANNUAL MEETING OF SHAREHOLDERS OF
                        VOLT INFORMATION SCIENCES, INC.

     The undersigned hereby appoints WILLIAM SHAW and JEROME SHAW, jointly and severally, Proxies with full power of substitution, to vote on behalf of the undersigned at the Annual Meeting of Shareholders of VOLT INFORMATION SCIENCES, INC. to be held on June 10, 1994, and at adjournments or postponements thereof, as indicated upon the following matters as described in the Notice of Meeting and accompanying Proxy Statement related to such meeting, receipt of which is acknowledged, and with discretionary power upon such other business as may come before the meeting, according to the number of votes and as fully as the undersigned would be entitled to vote if personally present, hereby revoking any prior Proxy or Proxies.

  1. FOR / / WITHHOLD VOTE ON / / the election of the following as nominees to serve as

       Class I directors: Irwin B. Robins   Mark N. Kaplan   John R. Torell, III

TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE STRIKE OUT THE NAME OF
  SUCH NOMINEE

  2. FOR / / AGAINST / / ABSTAIN / / the proposal to ratify the action of the Board of Directors in appointing Ernst & Young as the Company's independent auditors for the fiscal year ending October 28, 1994.

                             (Continued and to be signed on reverse side hereof)


     Each properly executed Proxy will be voted in accordance with the specifications made on the reverse side hereof. If no specification is made, the shares represented by this Proxy will be voted FOR the election of all listed nominees and FOR Proposal 2.

   THE SUBMISSION OF THIS PROXY IF EXECUTED PROPERLY REVOKES ALL PRIOR PROXIES.

                                            Dated:                         ,1994

                                            Signature(s)

                                            ....................................

                                            ....................................

                                            NOTE: Please sign your name or names
                                            exactly as set forth hereon. For
                                            jointly owned shares, each owner
                                            should sign. If signing as attorney,
                                            executor, administrator, trustee or
                                            guardian, please indicate the
                                            capacity in which you are acting.
                                            Proxies executed by corporations
                                            should be signed by a duly
                                            authorized officer.

PLEASE SIGN, DATE AND RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE.